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                                                                    EXHIBIT 11.1
                             i2 TECHNOLOGIES, INC.
          STATEMENT OF COMPUTATION OF NET INCOME PER SHARE (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     Three Months Ended                  Six Months Ended
                                                                          June 30,                           June 30,
                                                                  -----------------------            ------------------------
                                                                    1995            1996               1995             1996
                                                                  -------         -------            -------          -------
PRIMARY NET INCOME PER SHARE (1):

    Weighted average number of common shares outstanding           16,000          23,741             16,000           22,791
    Common shares issuable on exercise of stock options,
           net of shares assumed to be repurchased at the
           average market price (2)                                 7,895           3,686              7,611            3,581
    Common shares related to SAB No. 64 and 83 (2) (3)                909            --                  909             --
                                                                  -------         -------            -------          -------
           Weighted average common and common
             equivalent shares outstanding                         24,804          27,427             24,520           26,372
                                                                  =======         =======            =======          =======
    Net income                                                    $   880         $ 1,180            $ 1,663          $ 1,687
                                                                  =======         =======            =======          =======
    Net income per share                                          $  0.03         $  0.04            $  0.07          $  0.06
                                                                  =======         =======            =======          =======
FULLY DILUTED NET INCOME PER SHARE:

    Weighted average number of common shares outstanding           16,000          23,741             16,000           22,791
    Common shares issuable on exercise of stock options,
           net of shares assumed to be repurchased at the
           period-end market price, if higher than the
           average market price (2)                                 7,895           3,722              7,892            3,698
    Common shares related to SAB No. 64 and 83 (2) (3)                909            --                  909             --
                                                                  -------         -------            -------          -------
           Weighted average common and common
             equivalent shares outstanding                         24,804          27,463             24,801           26,489
                                                                  =======         =======            =======          =======
    Net income                                                    $   880         $ 1,180            $ 1,663          $ 1,687
                                                                  =======         =======            =======          =======
    Net income per share                                          $  0.03         $  0.04            $  0.07          $  0.06
                                                                  =======         =======            =======          =======



(1) The Company reports primary net income per share as the effect of dilutive securities is less than 3%.

(2) In computing these amounts, the funds used in applying the treasury stock method include the compensation related to stock options which will be charged to expense in the future.

(3) Common and common equivalent shares issued within 12 months of the initial filing of the Company's Registration Statement on Form S-1 are included in this line item for the three months and six months ended June 30, 1995. See Note 2 of Notes to Condensed Consolidated Financial Statements.




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